Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 8, 2005 in the Registration Statement (Form S-3 No. 333-124935) and related prospectus supplement of Harley-Davidson Motorcycle Trust 2005-4 dated November 8, 2005.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
November 8, 2005